WARRANT

                           TO PURCHASE COMMON STOCK OF

                         MARKETING SERVICES GROUP, INC.




















                                  Warrant No. 1
                    No. of Shares of Common Stock: 10,670,000

                                TABLE OF CONTENTS


SECTION                                                                    PAGE

1.  DEFINITIONS.............................................................  1

2.  EXERCISE OF WARRANT.....................................................  5
         2.1.  Manner of Exercise...........................................  5
         2.2.  Payment of Taxes.............................................  7
         2.3.  Fractional Shares............................................  7
         2.4.  Continued Validity...........................................  7

3.  TRANSFER, DIVISION AND COMBINATION......................................  8
         3.1.  Transfer.....................................................  8
         3.2.  Division and Combination.....................................  8
         3.3.  Expenses.....................................................  8
         3.4.  Maintenance of Books.........................................  8

4.  ADJUSTMENTS.............................................................  8
         4.1.  Reduction or Cancellation of Shares Subject
               to Warrant...................................................  9
         4.2.  Stock Dividends, Subdivisions and
               Combinations.................................................  9
         4.3.  Certain Other Distributions and Adjustments.................. 10
         4.4.  Reorganization, Reclassification, Merger,
               Consolidation or Disposition of Assets....................... 11
         4.5.  Other Action Affecting Common Stock.......................... 12

5.  NOTICES TO WARRANT HOLDERS.............................................. 12
         5.1.  Notice of Adjustments........................................ 12
         5.2.  Notice of Corporate Action................................... 13

6.  NO IMPAIRMENT........................................................... 14

7.       RESERVATION AND AUTHORIZATION OF COMMON STOCK;
         REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
         AUTHORITY.......................................................... 15

8.  TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS...................... 15

9.  RESTRICTIONS ON TRANSFERABILITY......................................... 15
         9.1.  Restrictive Legend........................................... 16
         9.2.  Termination of Restrictions.................................. 16
         9.3.  Listing on Securities Exchange............................... 17

10.  SUPPLYING INFORMATION.................................................. 17

Section                                                                    Page
11.  LOSS OR MUTILATION..................................................... 17

12.  OFFICE OF COMPANY...................................................... 18

13.  FINANCIAL AND BUSINESS INFORMATION..................................... 18
         13.1.  Quarterly Information....................................... 18
         13.2.  Annual Information.......................................... 18
         13.3.  Filings..................................................... 19

14.  LIMITATION OF LIABILITY................................................ 19

15.  MISCELLANEOUS.......................................................... 19
         15.1.  Nonwaiver and Expenses...................................... 19
         15.2.  Notice Generally............................................ 19
         15.3.  Remedies.................................................... 20
         15.4.  Successors and Assigns...................................... 21
         15.5.  Amendment................................................... 21
         15.6.  Severability................................................ 21
         15.7.  Headings.................................................... 21
         15.8.  Governing Law............................................... 21

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


No. of Shares of Common Stock:  10,670,000                  Warrant No. 1

                                     WARRANT

                           To Purchase Common Stock of

                         MARKETING SERVICES GROUP, INC.


                 THIS IS TO CERTIFY THAT GENERAL ELECTRIC CAPITAL CORPORATION, or registered assigns, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from MARKETING SERVICES GROUP, INC., a Nevada corporation ("Company"), 10,670,000 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $.01 per share (subject to adjustment as provided herein) all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.  DEFINITIONS
    -----------

                  Terms used in this Warrant which are defined in the Purchase Agreement (as defined below) are used herein as defined therein unless otherwise provided, and the following terms have the respective meanings set forth below:

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Closing Date" shall have the meaning set forth in the Purchase Agreement.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $0.01 par value, of Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.4) received by or distributed to the holders of Common Stock of Company in the circumstances contemplated by
Section 4.4.

                  "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for 20 consecutive Business Days commencing 30 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange or NASDAQ National Market System or NASDAQ Small Cap Market ("NASDAQ") on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by Company.

                  "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

                  "Earnings Per Share" shall mean, with respect to Company for the year ended June 30, 2001, the net income per share of Common Stock determined in accordance with GAAP, but before deducting any dividends accrued on the Convertible Preferred Stock (as defined in the Purchase Agreement) and determined without regard to any shares issued upon exercise of the Warrants as set forth in its audited consolidated statement of income for such year.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Expiration Date" shall mean December 31, 2007.

                  "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant outstanding on such date, and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share on a fully diluted basis.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                  "GE Capital" shall mean General Electric Capital Corporation, a New York corporation.

                  "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of Company maintained for such purpose.

                  "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Other Property" shall have the meaning set forth in Section 4.4.

                  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Purchase Agreement" shall mean the Purchase Agreement dated as of December 24, 1997 by and between Company and GE Capital, or any successor agreement between such parties.

                  "Qualified Secondary Offering" means a sale of Company's Common Stock pursuant to a public offering of Company's Common Stock on Form S-1 (or any other appropriate general or short registration form) under the Securities Act of 1933, as amended, pursuant to which the Common Stock is offered (whether or not for Company's account) for at least $8.75 per share, subject to appropriate adjustment if any of the events set forth in Section 4.2 shall occur.

                  "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 9.1(a).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Warrants" shall mean this Warrant, any other Warrants issued pursuant to the Purchase Agreement and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                  "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.  EXERCISE OF WARRANT
    -------------------

                  2.1. Manner of Exercise. From and after the earlier of
                       ------------------
November 1, 2001 and the delivery to Holders of Company's audited consolidated statement of income for the year ended June 30, 2001 and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to Company at its principal office at 333 Seventh Avenue, 20th Floor, New York, New York 10001 or at the office or agency designated by Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or other payment as provided below and this Warrant, is received by Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                  Payment of the Warrant Price shall be made at the option of the Holder by (i) certified or official bank check, and/or (ii) the Holder's surrender to Company of that number of shares of Warrant Stock (or the right to receive such number of shares) or shares of Common Stock having an aggregate Current Market Price equal to or greater than the Current Warrant Price for all shares then being purchased (including those being surrendered), or (iii) any combination thereof, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by Holder or by Holder's attorney duly authorized in writing.

                  2.2. Payment of Taxes. All shares of Common Stock issuable
                       ----------------
upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of Company that no such tax or other charge is due.

                  2.3. Fractional Shares. Company shall not be required to issue
                       -----------------
a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, except as otherwise provided in Section 2.1, Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

                  2.4. Continued Validity. A holder of shares of Common Stock
                       ------------------
issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10 and 15 of this Warrant. Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of Company to afford to such holder all such rights.

3.  TRANSFER, DIVISION AND COMBINATION
    ----------------------------------

                  3.1. Transfer. Subject to compliance with Section 9 hereof,
                       --------
transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of Company referred to in
Section 2.1 or the office or agency designated by Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney, and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, Company shall, subject to
Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  3.2. Division and Combination. Subject to Section 9, this
                       ------------------------
Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 9, as to any transfer which may be involved in such division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  3.3. Expenses. Company shall prepare, issue and deliver at its
                       --------
own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

                  3.4. Maintenance of Books. Company agrees to maintain, at its
                       --------------------
aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.  ADJUSTMENTS
    -----------

                  The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                  4.1. Reduction or Cancellation of Shares Subject to Warrant.
                       ------------------------------------------------------
(a) If Company delivers to Holder its audited consolidated statement of income for the year ended June 30, 2001 on or before October 31, 2001, the number of shares of Common Stock for which this Warrant is exercisable shall be reduced to the number of shares set forth below to the extent Company's Earnings Per Share equals or exceeds the amounts set forth below opposite each such adjusted number:

                  Earnings Per Share                          Adjusted Number
                  ------------------                          ---------------

                  $0.13 or below                               10,670,000
                  $0.14-0.18                                    7,584,300
                  $0.19-0.23                                    5,714,300
                  $0.24-0.28                                    3,214,300
                  $0.29-0.33                                    1,714,300
                  $0.34-0.38                                      714,300
                  $0.39 or above                                        0

The foregoing earnings per share amounts shall be adjusted to account for the occurrence of any of the events set forth in Section 4.2.

                  (b) Notwithstanding the foregoing, if Company consummates a Qualified Secondary Offering on or before December 31, 1999 pursuant to which GE Capital has the ability to sell at least 1,766,245 shares of Common Stock, this Warrant shall become immediately exercisable to purchase 200,000 shares of Common Stock, and upon such exercise this Warrant shall expire.

                  4.2.  Stock Dividends, Subdivisions and Combinations.  If at
                        ----------------------------------------------
any time Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

                  4.3. Certain Other Distributions and Adjustments. (a) If at
                       -------------------------------------------
any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i)   cash,

                  (ii) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised this Warrant.

                  If pursuant to Section 4.1 above (i) the number of shares of Common Stock for which this Warrant is exercisable shall be reduced, or (ii) this Warrant shall be cancelled, any dividend or distribution made with respect to any such reduced or cancelled Warrants shall be promptly returned to Company by Holder.

                  (b) A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of paragraph (a) above and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 4.2.

                  4.4. Reorganization, Reclassification, Merger, Consolidation
                       -------------------------------------------------------
or Disposition of Assets. In case Company shall reorganize its capital,
------------------------
reclassify its capital stock, consolidate or merge with or into another corporation (where Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  4.5.  Other Action Affecting Common Stock.  In
                        -----------------------------------
case at any time or from time to time Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

5.  NOTICES TO WARRANT HOLDERS
    --------------------------

                  5.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, Company shall forthwith prepare a certificate to be executed by the chief financial officer of Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this

Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 15.2. Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

                  5.2.  Notice of Corporate Action.  If at any time
                        --------------------------

                  (a) Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

then, in any one or more of such cases, Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of Company and delivered in accordance with Section 15.2.

6.  NO IMPAIRMENT
    -------------

                  Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will take all such action as may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, including taking such action as is necessary for the Current Warrant Price to be not less than the par value of the shares of Common Stock issuable upon exercise of this Warrant, and
(b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.

                  Upon the request of Holder, Company will at any times during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of Company hereunder.

7.       RESERVATION AND AUTHORIZATION OF COMMON STOCK;
         REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
         AUTHORITY
         --------------------------------------------------

                  From and after the Closing Date, Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or such approval to be obtained or filing made.

8.  TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS
    --------------------------------------------------

                  In the case of all dividends or other distributions by Company to the holders of its Common Stock with respect to which any provision of
Section 4 refers to the taking of a record of such holders, Company will in each such case take such a record and will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.  RESTRICTIONS ON TRANSFERABILITY
    -------------------------------


                  The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

                  9.1. Restrictive Legend. (a) Except as otherwise provided in
                       ------------------
this Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act or the rules and regulations thereunder."

                  (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "This Warrant and the securities represented hereby
                  have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

                  9.2. Termination of Restrictions. Notwithstanding the
                       ---------------------------
foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from Company, at the expense of Company, a new Warrant without the restrictive legend set forth in Section 9.1(b). Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

                  9.3. Listing on Securities Exchange. If Company shall list any
                       ------------------------------
shares of Common Stock on any securities exchange or NASDAQ, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange or NASDAQ rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during the Exercise Period.

10.  SUPPLYING INFORMATION
     ---------------------

                  Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.  LOSS OR MUTILATION
     ------------------

                  Upon receipt by Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of GE Capital shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

12.  OFFICE OF COMPANY
     -----------------

                  As long as any of the Warrants remain outstanding, Company shall maintain an office or agency (which may be the principal executive offices of Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.  FINANCIAL AND BUSINESS INFORMATION
     ----------------------------------

                  13.1. Quarterly Information. Company will deliver to each
                        ---------------------
Holder, as soon as practicable after the end of each of the first three quarters of Company, and in any event within 45 days thereafter, one copy of an unaudited consolidated balance sheet of Company and its subsidiaries as at the close of such quarter, and the related unaudited consolidated statements of income and cash flows of Company for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by Company in accordance with GAAP and accompanied by the certification of Company's chief executive officer or chief financial officer that such financial statements present fairly in all material respects the consolidated financial position, results of operations and cash flows of Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be.

                  13.2. Annual Information. Company will deliver to each Holder
                        ------------------
as soon as practicable after the end of each fiscal year of Company, and in any event within 90 days thereafter, one copy of:

                           (i) an audited consolidated balance sheet of Company and its subsidiaries as at the end of such year, and

                          (ii) audited consolidated statements of income and
                  cash flows of Company and its subsidiaries for such year;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (i) an opinion thereon of the independent certified public accountants regularly retained by Company, or any other firm of independent certified public accountants of recognized national standing selected by Company and (ii) a report of such independent certified public accountants confirming any adjustment made pursuant to Section 4 during such year.

                  13.3. Filings. Company will file on or before the required
                        -------
date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by Company with (i) the Commission or (ii) any securities exchange or NASDAQ on which shares of Common Stock are listed.

14.  LIMITATION OF LIABILITY
     -----------------------

                  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

15.  MISCELLANEOUS
     -------------

                  15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  15.2. Notice Generally. Any notice, demand, request, consent,
                        ----------------
approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of Company maintained for such purpose.

                  (b)  If to Company at

                           Marketing Services Group, Inc.
                           333 Seventh Avenue, 20th Floor
                           New York, New York 10001
                           Attention: Chief Financial Officer
                           Telecopy Number: (212) 465-8877

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

                  15.3. Remedies. Each holder of Warrant and Warrant Stock, in
                        --------
addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  15.4. Successors and Assigns. Subject to the provisions of
                        ----------------------
Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to
Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock. Notwithstanding the foregoing, the rights provided by Section 9.3 hereof may only be transferred along with the transfer of at least 50% of the Warrants and/or Warrant Stock, taken as a whole.

                  15.5. Amendment. This Warrant and all other Warrants may be
                        ---------
modified or amended or the provisions hereof waived with the written consent of Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

                  15.6. Severability. Wherever possible, each provision of this
                        ------------
Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  15.7. Headings. The headings used in this Warrant are for the
                        --------
convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  15.8. Governing Law. This Warrant shall be governed by the
                        -------------
laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

                  IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.


Dated:  ________________

                                     MARKETING SERVICES GROUP, INC.



                                     By:  ______________________________________
                                               Name:
                                               Title:

Attest:


By:  __________________________________
         Name:
         Title:

NYFS10...:\60\47660\1420\1219\WRNN257V.25E

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]


                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ Shares of Common Stock of MARKETING SERVICES GROUP, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                                            -------------------------------
                                            (Name of Registered Owner)


                                            -------------------------------
                                            (Signature of Registered Owner)


                                            -------------------------------
                                            (Street Address)


                                            -------------------------------
                                            (City)     (State)   (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                         No. of Shares of
----------------------------                         Common Stock
                                                     -----------------


and does hereby irrevocably constitute and appoint _______ ________________ attorney-in-fact to register such transfer on the books of MARKETING SERVICES GROUP, INC. maintained for the purpose, with full power of substitution in the premises.


Dated:__________________                     Print Name:___________________

                                             Signature:____________________

                                             Witness:______________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.